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                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                               ------------

                                 FORM 8-K

                      Pursuant to Section 13 or 15(d)
                  of the Securities Exchange Act of 1934

                       Date of Report: July 2, 1998

                      TEXAS INSTRUMENTS INCORPORATED
          (Exact name of registrant as specified in its charter)

                               ------------

                Delaware                      1-3761           75-0289970
      (State or other jurisdiction          (Commission       (IRS Employer
           of incorporation)                 File No.)     Identification No.)

            8505 Forest Lane                                   75266-0199
            P.O. Box 660199                                    (Zip Code)
             Dallas, Texas
(Address of principal executive offices)

Registrant's telephone number, including area code:  972-995-3773





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      (Former name or former address, if changed since last report.)


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Item 5.  Other Events.

               See the attached press release dated June 19, 1998.



                                 SIGNATURE

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        TEXAS INSTRUMENTS INCORPORATED




                                        By: /s/ William A. Aylesworth
                                            --------------------------------
                                            William A. Aylesworth
                                            Senior Vice President,
                                            Treasurer and Chief Financial
                                            Officer

July 2, 1998





                               PRESS RELEASE

           Texas Instruments Adopts New Stockholder Rights Plan

Dallas (June 19, 1998) -- Texas Instruments Incorporated (NYSE:TXN) announced today that its Board of Directors has adopted a new Stockholder Rights Plan to replace the rights plan that expired on June 17, 1998.

Under the new plan, which is substantially similar to the expired plan, Rights will be distributed as a dividend at the rate of one Right for each share of common stock of the company held by stockholders of record at the close of business on June 30, 1998. Each Right will entitle stockholders to buy, upon occurrence of certain events, one unit of a share of preferred stock for $200.

The Rights generally will be exercisable only if a person or group acquires beneficial ownership of 20 percent or more of the company's common stock, or commences a tender or exchange offer that, upon consummation, would result in a person or group owning 20 percent or more of the company's common stock.

Under certain circumstances the new Rights are redeemable at a price of 1 cent per Right and will expire on June 18, 2008.


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